Exhibit 99.1

FOR IMMEDIATE RELEASE

TechTarget Announces Shareholder Approval for Combination with Informa Tech’s Digital Businesses

Newton, MA – November 26, 2024 – TechTarget (Nasdaq: TTGT) today announced that at its Special Meeting of Stockholders held on November 26, 2024, its shareholders approved the previously announced transaction between TechTarget and Informa PLC (LSE: INF.L), whereby Informa PLC will combine Informa Tech’s digital businesses with TechTarget to create a leading global B2B growth accelerator under a new holding company (“New TechTarget”).

The parties anticipate closing the transaction on December 2, 2024. Upon completion of the transaction, New TechTarget’s shares of common stock are expected trade on Nasdaq under the stock ticker symbol “TTGT”.

A final report on the results of the Special Meeting of Stockholders will be made available on a Form 8-K to be filed with the Securities and Exchange Commission.

About TechTarget

TechTarget (Nasdaq: TTGT) is the global leader in purchase intent-driven marketing and sales services that deliver business impact for enterprise technology companies. By creating abundant, high-quality editorial content across approximately 150 websites and 1,000 webinars and virtual event channels, TechTarget attracts and nurtures communities of technology buyers researching their companies’ information technology needs. By understanding these buyers’ content consumption behaviors, TechTarget creates the purchase intent insights that fuel efficient and effective marketing and sales activities for clients around the world.

TechTarget and its subsidiaries have offices in Boston, London, Munich, New York, Paris, Singapore and Sydney. For more information, visit techtarget.com and follow us on Twitter @TechTarget.

About Informa Tech

Informa Tech is a leading provider of market insight and market access to the global business technology community. Through in-depth expertise and an engaged audience community, Informa Tech helps business professionals make better technology decisions and marketers reach the most powerful tech buyers and influencers in the world. Across its portfolio of over 100+ trusted brands, Informa Tech has over 1000 industry experts, including over 400 research analysts and consultants in global research group Omdia, and a monthly audience reach of over 125 million. Informa Tech is a division of FTSE 100 company Informa plc. For more information, visit informatech.com

The digital businesses of Informa Tech being combined with TechTarget include Industry Dive (Specialist B2B Content/Brands), Omdia (Specialist Tech Research), NetLine (Demand Generation and Buyer Intent), and other Specialist Tech Digital Media Brands (eg Information Week, Light Reading, Heavy Reading, AI Business).

Contacts

TechTarget, Media Contact:

Chris Kittredge or Ben Spicehandler

techtarget@fgsglobal.com

TechTarget, Investor Relations:

Dan Noreck

dnoreck@techtarget.com

Additional Information and Where to Find It

In connection with the Transaction, CombineCo filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (File No. 333-280529) (the “Registration Statement”) containing a proxy statement of the Company that also constitutes a prospectus of CombineCo (the “Proxy Statement/Prospectus”). The Registration Statement was declared effective by the SEC on October 25, 2024, and was first mailed to the Company’s stockholders on or about October 25, 2024. The Company and CombineCo may also file other documents with the SEC regarding the Transaction. This communication is not a substitute for any proxy statement, registration statement or prospectus, or any other document that the Company or CombineCo (as applicable) may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, COMPANY INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED BY THE COMPANY OR COMBINECO WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Company investors and security holders may obtain free copies of the definitive Proxy Statement/Prospectus filed on October 25, 2024, as well as other filings containing important information about the Company, CombineCo, and other parties to the proposed transaction (including Informa), without charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge under the tab “Financials” on the “Investor Relations” page of the Company’s internet website at investor.techtarget.com or by contacting the Company’s Investor Relations Department at investor@techtarget.com.

Participants in the Solicitation

The Company, CombineCo and Informa, and their respective directors and certain of their respective executive officers and employees, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the directors of Informa is contained in Informa’s annual reports and accounts available on Informa’s website at www.informa.com/investors and in the National Storage Mechanism at data.fca.org.uk/#/nsm/nationalstoragemechanism. Information regarding the directors and executive officers of the Company is contained in the Company’s proxy statement for its 2024 annual meeting of stockholders, filed with the SEC on April 17, 2024, and in other documents subsequently filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, is included in the definitive Proxy Statement/Prospectus filed on October 25, 2024 and may be contained in other relevant materials that are filed or will be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This document is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.